Item 77.I - Terms of New or Amended Securities


The Universal Institutional Funds, Inc. - Emerging
Markets Equity Portfolio

Effective September 30, 2016, the contractual advisory fee rates of the Emerging Markets Equity
Portfolio and the maximum expense ratios of Class
I and Class II shares of the Emerging Markets
Equity Portfolio have been decreased, as described in the supplement to the Portfolio's Prospectus and Statement of Additional Information filed via
EDGAR with the Securities and Exchange
Commission on September 29, 2016 (accession number 0001104659-16-147454) and incorporated by reference herein.